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                                                                    EXHIBIT 3.35

                                    DELAWARE         PAGE 1


                                The first State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PF&F HOLDINGS CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 2002, AT 6:30 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                   /s/ Harriet Smith Windsor
                                   --------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3605221 8100H                      AUTHENTICATION: 2564843

030509153                          DATE: 08-05-03

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                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                               A STOCK CORPORATION

         - FIRST: The name of this Corporation is PF&F HOLDINGS CORPORATION

         - SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

         - THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         - FOURTH: The authorized capital stock of the Corporation shall be 1,000 shares as follow: (a) 1,000 shares of $.001 par value common stock, to be known as "COMMON STOCK". At all times, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

         - FIFTH: The name and mailing address of the incorporator are as follows:

         NAME: Brooke Holland

         MAILING ADDRESS: 3225 N. Central Avenue, Suite 1601, Phoenix, AZ 85012

         - I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 19th day of December 2002.

         SOLE INCORPORATOR:

         /s/ Brooke Holland
         ---------------------------
         Brooke Holland

                                STATE OF DELAWARE